                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         October 24, 1997
                                                  ------------------------------



                            KENDLE INTERNATIONAL INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             Ohio                       000-23019               31-1274091
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)




441 Vine Street, Suite 700, Cincinnati, Ohio             45202
--------------------------------------------------------------------------------
  (Address of principal executive offices)              Zip Code




Registrant's telephone number, including area code         (513) 381-5550
                                                  ------------------------------

--------------------------------------------------------------------------------

Item 5.           Other Events.
                  -------------

                  On October 28, 1997, the Registrant announced the signing of a non-binding letter of intent to acquire 100% of the stock of ACER/EXCEL, Inc. ("ACER"), headquartered in Cranford, New Jersey. ACER is a full-service contract research organization, offering Phase II-IV clinical trial management, data collection, statistical analysis, and regulatory document preparation. ACER employs approximately 140 experienced research professionals in its Cranford, New Jersey; New London, Connecticut; and San Diego, California offices. The proposed transaction is subject to the negotiation and execution of a definitive agreement and other approvals.

                  The transaction would be effected through an exchange of both cash and stock and would be accounted for under the purchase method of accounting. Under the proposed agreement, which is expected to be completed by January 1998, Kendle would acquire ACER for approximately $36 million, consisting of approximately 1.2 million shares of stock and $17 million in cash. The share portion of the consideration is subject to a pricing formula based on the stock's fair market value.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  ---------------------------------------------------------
                  Exhibits.
                  --------

                  ( c ) Exhibit 99.1 Registrant's Press Release, dated October 28, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      KENDLE INTERNATIONAL INC.



                                    By: /S/ Timothy M. Mooney
                                   --------------------------------------------
-------
Date:  November 12, 1997                Timothy M. Mooney
                                        Vice President - Chief Financial Officer